Exhibit 99.1

PRESS RELEASE

CIRCOR Reports Second-Quarter 2010 Results

•	Revenue and EPS Within Guidance Range, Exclusive of FX and Leslie Controls Bankruptcy and Asbestos Charges

•	Orders Up 4% Year Over Year with Demand Stabilizing in Many Markets; Short Cycle Energy Up Strongly

•	Operational Efficiency Gains Continue with 190 Basis Point Improvement in Sequential Adjusted Operating Profit Margin

•	Leslie Controls Pre-negotiated Chapter 11 Plan of Reorganization On Track To Date

Burlington, MA – August 2, 2010 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the second quarter ended July 4, 2010.

Management Comments on Second-Quarter Results

“CIRCOR performed well from an operational perspective during the second quarter of 2010,” said Chairman and Chief Executive Officer Bill Higgins. “Our segments reported sequential improvements in adjusted operating income as we continue to focus on our lean manufacturing, global sourcing and productivity initiatives. Revenues and EPS were within our guidance range if you exclude the negative effect of foreign currency and Leslie Controls’ bankruptcy and asbestos charges from our actual results and our guidance.”

“Strong bookings in early-cycle industries, such as short-cycle oil and gas, semiconductor and instrumentation, are encouraging,” said Higgins. “The markets served by our Aerospace business seem to be forming a bottom with an improving outlook in the commercial sector. Optimism is growing in later-cycle end markets as quotation activity continues to grow, and orders appear to be building off a base.”

“On July 12th we announced that our Leslie Controls subsidiary filed a pre-negotiated Chapter 11 plan of reorganization intended to permanently resolve Leslie’s asbestos liability through the creation of a trust pursuant to Section 524(g) of the U.S. Bankruptcy Code,” said Higgins. “We believe that such a plan is the best solution for our shareholders, as it will equitably resolve all pending and future Leslie asbestos claims and provide CIRCOR with permanent protection from derivative claims. Additionally, once the legal process is completed, Leslie Controls will be positioned to grow and contribute to CIRCOR’s profitability.”

Consolidated Results

Revenues for the second quarter of 2010 were $168.0 million, a 2% increase from $164.5 million generated in the second quarter of 2009. As a result of charges associated with the Leslie bankruptcy filing, CIRCOR reported a net loss for the second quarter of 2010 of $11.2 million, or $0.66 per share, compared with net income of $7.7 million, or $0.45 per diluted share, for the second quarter of 2009.

Pre-tax Leslie bankruptcy and asbestos charges were $28.9 million for the three months ended July 4, 2010, compared with $3.4 million of non-bankruptcy asbestos charges for the year-earlier period. Excluding special charges and Leslie bankruptcy and asbestos charges net of tax, adjusted earnings per diluted share were $0.44 for the second quarter of 2010 compared with $0.58 in the second quarter of 2009. Excluding $0.16, or $4.0 million pre-tax, for ongoing Leslie asbestos charges, CIRCOR’s guidance for the second quarter of 2010 was $0.44 to $0.55 earnings per diluted share.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $170.7 million during the second quarter of 2010, an increase of 4% compared with the second quarter of 2009 and flat compared with the first quarter of 2010. The year-over-year increase in orders primarily results from acquisitions and strength in many of our short-cycle businesses offset by declines in late-cycle businesses, such as large international and pipeline projects. Backlog as of July 4, 2010 was $317.6 million, up 6% from backlog of $300.4 million at June 28, 2009 and down sequentially by 4% from April 4, 2010.

During the second quarter of 2010, the Company generated $11.9 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared with generating $17.9 million in the second quarter of 2009.

Energy

CIRCOR’s Energy segment revenues of $77.3 million for the quarter ended July 4, 2010 were slightly higher than revenues of $76.8 million for the quarter ended June 28, 2009. The increase included 10% growth from acquisitions, which was offset by an organic decline of 6% and a negative foreign currency adjustment of 4%.

Incoming orders for the second quarter of 2010 were $79.4 million, an increase of 13% year over year and 20% sequentially. The year-over-year growth was due to strength in North American short-cycle partially offset by fewer bookings of large international oil and gas and pipeline solutions projects than the second quarter of 2009. On a sequential basis, orders for large international oil and gas and pipeline projects improved. Ending backlog totaled $124.7 million, a 3% increase compared with $121.5 million at the end of the second quarter of 2009, and an 8% decrease sequentially due entirely to foreign currency impact.

The Energy segment adjusted operating margin, which excludes the impact of special charges, was 8.3% during the second quarter of 2010 compared with 12.3% for the second quarter of 2009 and 3.5% for the first quarter of 2010. Second-quarter 2010 margins were negatively affected year over year by organic revenue declines across the segment, the associated lost operating leverage, unfavorable pricing in large international projects, and the dilutive impact of the Pipeline Engineering acquisition. These factors were partially offset by higher North American short-cycle business volume, as well as increased productivity and lower severance costs.

Aerospace

CIRCOR’s Aerospace segment revenues decreased by 8% to $27.8 million for the second quarter of 2010 from $30.2 million in the second quarter of 2009. The decrease in revenues was driven by an organic decline of 6% as a result of the soft commercial aerospace market and the timing of military and defense shipments, and a 2% decline from foreign currency adjustments. Incoming orders for the second quarter of 2010 were $27.0 million, a decrease of 31% from $39.2 million in the second quarter of 2009, and a 22% decrease from $34.8 million in the first quarter of 2010. The year-over-year and sequential decreases were primarily due to the timing of booking large military landing gear orders in the earlier periods. Ending backlog totaled $117.2 million, which was relatively flat with the second quarter of 2009, and down 3% sequentially.

The Aerospace segment’s adjusted operating margin, which excludes the impact of special charges, was 14.6% for the second quarter of 2010 compared with 16.2% for the second quarter of 2009 and 13.2% for the first quarter of 2010. Second-quarter 2010 margins were negatively affected by a decline in organic revenue and associated lost operating leverage as well as increased expenses for engineering and product development supporting future programs, which was partially offset by favorable product mix and productivity gains.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 9% to $62.9 million from $57.5 million in the second quarter of 2009. Second-quarter 2010 revenues reflected organic growth of 12%, primarily due to semiconductor strength, which was partially offset by foreign currency adjustments of 3%. Incoming orders for this segment were $64.3 million for the second quarter of 2010, an increase of 19% from $54.3 million in the second quarter of 2009 and a decrease of 7% sequentially. The year-over-year increase was due to strengthening demand in semiconductors and instrumentation, but was partially offset by weakness in commercial construction and petrochemical and refining. Ending backlog totaled $75.7 million, a 24% increase compared with $61.0 million at the end of the second quarter of 2009, and a 2% increase sequentially.

This segment’s adjusted operating margin, which excludes the impact of special and Leslie asbestos and bankruptcy charges, for the second quarter of 2010 was 10.1% compared with 9.5% in the second quarter of 2009, and 10.2% in the first quarter of 2010. The second-quarter 2010 margin year-over-year increase was due to higher volumes and productivity partially offset by unfavorable product mix.

Business and Financial Outlook

“We are cautiously optimistic as we enter the second half of 2010 and look toward 2011,” said Higgins. “Our sales are rebounding in certain markets, beginning with early-cycle businesses, and we are seeing the benefit of our lean cost structure in improving adjusted operating margins.

Approval of the Leslie Controls’ pre-negotiated plan of reorganization would enhance CIRCOR’s overall profitability going forward. We continue to maintain a strong balance sheet that will enable us to fund the Leslie plan and continue to invest in organic growth and strategic acquisitions.”

Beginning this third quarter 2010, CIRCOR’s guidance for adjusted earnings per share will exclude any special or Leslie asbestos and bankruptcy charges, as management believes this measure will be more useful for investors and financial institutions to analyze and compare companies on the basis of operating performance.

CIRCOR currently expects revenues for the third quarter of 2010 in the range of $170 million to $180 million and earnings, excluding special charges and Leslie asbestos and bankruptcy charges, to be in the range of $0.50 to $0.60 per diluted share. CIRCOR’s guidance assumes that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, August 2, 2010, at 5:00 p.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including third-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q,

WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009

Net revenues	$168,005	$164,535	$314,274	$340,182
Cost of revenues	118,463	116,032	222,013	235,660

GROSS PROFIT	49,542	48,503	92,261	104,522
Selling, general and administrative expenses	37,959	34,242	73,376	68,340
Leslie asbestos and bankruptcy charges	28,908	3,442	28,260	11,705
Special (recoveries) charges	—	—	—	(1,135)

OPERATING (LOSS) INCOME	(17,325)	10,819	(9,375)	25,612

Other (income) expense:
Interest income	(50)	(167)	(92)	(314)
Interest expense	636	208	1,233	386
Other expense (income), net	258	(267)	207	(449)

Total other expense (income)	844	(226)	1,348	(377)

(LOSS) INCOME BEFORE INCOME TAXES	(18,169)	11,045	(10,723)	25,989
Benefit (Provision) for income taxes	6,928	(3,313)	5,216	(7,797)

NET (LOSS) INCOME	$(11,241)	$7,732	$(5,507)	$18,192

Earnings per common share:
Basic	$(0.66)	$0.46	$(0.32)	$1.07
Diluted	$(0.66)	$0.45	$(0.32)	$1.07

Weighted average common shares outstanding:
Basic	17,108	16,970	17,080	16,944
Diluted	17,108	17,066	17,080	17,040

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	July 4, 2010	June 28, 2009
OPERATING ACTIVITIES
Net (loss) income	$(5,507)	$18,192
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,343	6,084
Amortization	1,942	1,249
Provision for Leslie bankruptcy settlement	24,974	—
Compensation expense of stock-based plans	1,814	1,585
Tax effect of share based compensation	(90)	403
Gain on disposal of property, plant and equipment	275	(33)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(19,247)	16,791
Inventories	(14,850)	27,371
Prepaid expenses and other assets	3,228	701
Accounts payable, accrued expenses and other liabilities	15,511	(56,594)

Net cash provided by operating activities	14,393	15,749

INVESTING ACTIVITIES
Additions to property, plant and equipment	(8,187)	(4,501)
Proceeds (purchases) from disposal of property, plant and equipment	(233)	43
Purchase of investments	—	(214,925)
Proceeds from sale of investments	21,427	201,826
Business acquisitions, net of cash acquired	(5,210)	(7,510)

Net cash provided by (used in) investing activities	7,797	(25,067)

FINANCING ACTIVITIES
Proceeds from long-term debt	32,458	64,187
Payments of long-term debt	(34,645)	(68,545)
Dividends paid	(1,279)	(1,294)
Proceeds from the exercise of stock options	293	36
Tax effect of share based compensation	90	(403)

Net cash used in financing activities	(3,083)	(6,019)

Effect of exchange rate changes on cash and cash equivalents	(4,600)	902

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,507	(14,435)
Cash and cash equivalents at beginning of year	46,350	47,473

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$60,857	$33,038

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	July 4, 2010	December 31, 2009
ASSETS
Current Assets:
Cash & cash equivalents	$60,857	$46,350
Short-term investments	94	21,498
Trade accounts receivable, less allowance for doubtful accounts of $1,432 and $1,992, respectively	125,468	115,260
Inventories	152,996	145,031
Income taxes refundable	—	726
Prepaid expenses and other current assets	7,697	4,195
Deferred income tax asset	42,187	15,847
Insurance receivables	1,180	4,614
Assets held for sale	542	1,167

Total Current Assets	391,021	354,688

Property, Plant and Equipment, net	91,426	95,167

Other Assets:
Goodwill	50,580	47,893
Intangibles, net	50,310	55,238
Deferred income tax asset	—	5,676
Other assets	3,058	3,391

Total Assets	$586,395	$562,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$77,900	$57,239
Accrued expenses and other current liabilities	46,379	46,736
Accrued compensation and benefits	18,444	18,617
Leslie asbestos and bankruptcy related liabilities	82,431	12,476
Income taxes payable	417	—
Notes payable and current portion of long-term debt	696	5,914

Total Current Liabilities	226,267	140,982

Long-Term Debt, net of current portion	4,279	1,565
Deferred income taxes	11,512	—
Long-Term Leslie asbestos liability	—	47,785
Other Non-Current Liabilities	20,209	21,313
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,050,121 and 16,991,365 issued and outstanding, respectively	171	170
Additional paid-in capital	252,098	249,960
Retained earnings	79,620	86,408
Accumulated other comprehensive (loss) income	(7,761)	13,870

Total Shareholders’ Equity	324,128	350,408

Total Liabilities and Shareholders’ Equity	$586,395	$562,053

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 4, 2010	June 28, 2009	July 4, 2010	June 28, 2009

ORDERS [1]
Energy	$79,411	$70,555	$145,614	$119,527

Aerospace	27,023	39,233	61,829	62,184

Flow Technologies	64,295	54,254	133,421	108,214

Total orders	$170,729	$164,042	$340,864	$289,925

	July 4, 2010	June 28, 2009

BACKLOG [2]
Energy	$124,733	$121,531

Aerospace	117,194	117,795

Flow Technologies	75,672	61,046

Total backlog	$317,599	$300,372

Note 1: Beginning in Q2 2010, orders have been adjusted to exclude the foreign exchange impact from backlog remeasurement of $5.3 million for the three months ended June 28, 2009, and ($23.6) million, and $1.3 million for the six month periods ended July 4, 2010 and June 28, 2009 respectively

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD

NET REVENUES

Energy	$89,307	$76,814	$61,185	$66,113	$293,419	$57,722	$77,305	$135,027
Aerospace	28,344	30,243	26,234	28,506	113,327	27,274	27,811	55,085
Flow Technologies	57,996	57,478	56,908	63,494	235,876	61,273	62,889	124,162

Total	175,647	164,535	144,327	158,113	642,622	146,269	168,005	314,274

* ADJUSTED OPERATING MARGIN

Energy	18.1%	12.3%	10.9%	3.0%	11.7%	3.5%	8.3%	6.3%
Aerospace	15.4%	16.2%	13.2%	14.7%	14.9%	13.2%	14.6%	13.9%
Flow Technologies	11.6%	9.5%	10.9%	11.7%	11.0%	10.2%	10.1%	10.2%
Segment operating margin	15.5%	12.1%	11.3%	8.6%	12.0%	8.1%	10.0%	9.2%
Corporate expenses	-3.1%	-3.4%	-3.0%	-3.3%	-3.2%	-3.1%	-3.1%	-3.1%
* Adjusted operating margin	12.5%	8.7%	8.4%	5.3%	8.8%	5.0%	6.9%	6.0%
Leslie asbestos and bankruptcy charges (recoveries)	4.7%	2.1%	1.4%	25.5%	8.4%	-0.4%	17.2%	9.0%
Special charges (recoveries)	-0.6%	0.0%	-0.4%	0.3%	-0.2%	0.0%	0.0%	0.0%
Total operating margin	8.4%	6.6%	7.4%	-20.6%	0.6%	5.4%	-10.3%	-3.0%

* ADJUSTED OPERATING INCOME

Energy	16,169	9,461	6,696	1,966	34,292	2,025	6,424	8,449
Aerospace	4,372	4,905	3,461	4,195	16,933	3,607	4,067	7,674
Flow Technologies	6,744	5,484	6,197	7,444	25,869	6,276	6,367	12,643

Segment operating income	27,285	19,850	16,354	13,605	77,094	11,908	16,858	28,766
Corporate expenses	(5,365)	(5,589)	(4,276)	(5,267)	(20,497)	(4,607)	(5,274)	(9,881)

* Adjusted operating income	21,920	14,261	12,078	8,338	56,597	7,301	11,584	18,885

Leslie asbestos and bankruptcy charges (recoveries)	8,263	3,442	1,977	40,397	54,079	(648)	28,908	28,260
Special charges (recoveries)	(1,135)	—	(543)	485	(1,193)	—	—	—

Total operating income	14,792	10,819	10,644	(32,544)	3,711	7,949	(17,325)	(9,375)

INTEREST (EXPENSE) INCOME, NET	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(1,140)
OTHER (EXPENSE) INCOME, NET	183	267	959	(967)	442	51	(258)	(207)

PRETAX INCOME (LOSS)	14,943	11,045	11,209	(34,113)	3,084	7,446	(18,169)	(10,723)
(PROVISION) BENEFIT FOR INCOME TAXES	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	5,216

EFFECTIVE TAX RATE	30.0%	30.0%	25.0%	39.2%	-90.3%	23.0%	38.1%	48.6%
NET (LOSS) INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$(5,507)

Weighted Average Common Shares Outstanding (Diluted)	17,014	17,066	17,116	17,033	17,111	17,193	17,109	17,080

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$(0.32)

EBIT	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$(9,582)
Depreciation	2,839	3,245	3,536	3,687	13,307	3,228	3,115	6,343
Amortization of intangibles	622	627	707	1,078	3,034	979	964	1,942

EBITDA	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$(1,297)

EBITDA AS A PERCENT OF SALES	10.5%	9.1%	11.0%	-18.2%	3.2%	8.3%	-8.0%	-0.4%

CAPITAL EXPENDITURES	$2,576	$1,925	$1,605	$4,926	$11,032	$3,606	$4,580	$8,187

*	Adjusted Operating Income & Margin excludes special and Leslie asbestos and bankruptcy charges

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(7,928)	$17,882	$11,241	$11,757	$32,952	$(7,019)	$11,947	$4,928
ADD: Capital expenditures	2,576	1,925	1,605	4,926	11,032	3,606	4,580	8,186
Dividends paid	657	637	636	638	2,568	639	640	1,279

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,695)	$20,444	$13,482	$17,321	$46,552	$(2,774)	$17,167	$14,393

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(49,519)	$(69,331)	$(77,081)	$(60,369)	$(60,369)	$(52,713)	$(55,976)	$(55,976)
ADD:
Cash & cash equivalents	36,113	33,038	83,708	46,350	46,350	37,812	60,857	60,857
Investments	36,991	48,344	3,023	21,498	21,498	22,412	94	94

TOTAL DEBT	$23,585	$12,051	$9,650	$7,479	$7,479	$7,511	$4,975	$4,975

DEBT AS % OF EQUITY	7%	3%	3%	2%	2%	2%	2%	2%

TOTAL DEBT	23,585	12,051	9,650	7,479	7,479	7,511	4,975	4,975

TOTAL SHAREHOLDERS’ EQUITY	341,860	357,596	371,728	350,408	350,408	349,244	324,128	324,128

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$(9,583)
LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(1,140)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	5,215

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$(5,508)

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$(1,297)
LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(1,140)
Depreciation	(2,839)	(3,245)	(3,536)	(3,687)	(13,307)	(3,228)	(3,115)	(6,343)
Amortization	(622)	(627)	(707)	(1,078)	(3,034)	(979)	(964)	(1,943)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	5,215

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$(5,508)

ADJUSTED INCOME [NET INCOME EXCLUDING SPECIAL CHARGES AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$15,037	$9,969	$9,285	$5,826	$40,117	$5,312	$7,549	$12,861
LESS:
Special charges (recoveries), net of tax	(794)	—	(405)	295	(905)	—	—	—
Leslie asbestos and bankruptcy charges (recoveries), net of tax	5,371	2,237	1,285	26,258	35,151	(421)	18,790	18,369

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$(5,508)

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	N/A	N/A	17,140	N/A	N/A	17,109	17,080

Adjustment for anti-dilutive conversion of shares	—	—	—	107	—	—	153	147

Weighted average common shares outstanding	17.014	17.066	17.116	17,033	17.111	17.193	17,262	17,227

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL CHARGES AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.88	$0.58	$0.54	$0.34	$2.34	$0.31	$0.44	$0.75

LESS: Special charges (recoveries), net of tax impact on EPS	$(0.05)	$—	$(0.02)	$0.02	$(0.01)	$—	$—	$—
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	$0.32	$0.13	$0.08	$1.54	$2.05	$(0.02)	$1.10	$1.08

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$(0.32)

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD

Quarterly Case Rollforward

Beginning open cases	968	1,103	1,158	1,143	968	1,104	1,150	1,104
Cases filed	222	203	131	131	687	150	169	319
Cases resolved and dismissed	(87)	(148)	(146)	(170)	(551)	(104)	(105)	(209)

Ending open cases	1,103	1,158	1,143	1,104	1,104	1,150	1,214	1,214

Ending open mesothelioma cases	578	584	612	597	597	623	672	672

Income Statement Amounts

Indemnity costs accrued (cases filed)	$4,602	$2,109	$1,140	$39,810	$47,661	$699	$1,797	$2,496
Adverse verdict costs (recoveries)	90	97	95	(1,308)	(1,026)	65	(2,455)	(2,390)
Defense costs incurred	3,166	3,275	3,009	2,862	12,312	3,731	3,435	7,166
Insurance recoveries adjustment	2,069	—	—	—	2,069	(3,652)	—	(3,652)
Insurance recoveries accrued	(1,664)	(2,039)	(2,268)	(966)	(6,937)	(1,491)	(1,135)	(2,626)
Bankruptcy related charges, net	—	—	—	—	—	—	27,266	27,266

Net pre-tax Leslie asbestos and bankruptcy expense (recovery)	$8,263	$3,442	$1,976	$40,398	$54,079	$(648)	$28,908	$28,260

Balance Sheet Amounts

Bankruptcy and indemnity liability	$20,781	$19,849	$20,060	$57,716		$57,732	$78,976
Incurred defense cost liability	4,212	5,169	3,615	2,544		2,099	3,455
Insurance recoveries asset	(9,088)	(7,426)	(6,485)	(4,614)		(7,997)	(1,180)

Net Leslie asbestos and bankruptcy liabilities	$15,905	$17,592	$17,190	$55,646		$51,834	$81,251